Exhibit 99.1
News Release
Mirion Announces Third Quarter 2026 Financial Results
•Revenues for the third quarter increased 24.5% to $277.8 million, compared to $223.1 million in the same period in 2025.
•GAAP net income was $7.8 million in the third quarter, a 151.6% increase compared to GAAP net income of $3.1 million in the same period in 2025; Adjusted EBITDA was $64.8 million in the third quarter, a 23.7% increase from $52.4 million in the same period last year.
•GAAP net earnings per share in the third quarter was $0.03, compared to $0.01 in the same period in 2025. Adjusted earnings per share for the quarter was $0.12, compared to $0.12 in the same period in 2025. The current period calculation of Adjusted EPS includes stock based compensation expense.
•Third quarter orders, excluding the acquisitions of Paragon and the July results of Certrec, were $340 million, a 62% increase from $209 million in the same period last year. Including the acquisitions of Paragon and the July results of Certrec, third quarter orders were $386 million, a 85% increase compared to the same period last year.
•The company revised 2026 total revenue growth, Organic Revenue growth, Adjusted EBITDA, Adjusted Free Cash Flow, and Adjusted EPS guidance for the fiscal year ending December 31, 2026.

Atlanta, GA – October 27, 2026 – Mirion (“we” or the “company”) (NYSE: MIR), a global provider of radiation detection, measurement, analysis, and monitoring solutions to the nuclear, medical, defense, and research end markets, today announced results for the third quarter ended September 30, 2026.

“Third quarter results showcase quarterly orders performance, an inflection in organic revenue growth, and a doubling of year-to-date adjusted free cash flow generation,” commented Mirion’s Chairman and Chief Executive Officer Thomas Logan. “Orders continued to trend higher, up 62% excluding acquisitions, boosted by a 105% increase in nuclear power-related orders. Organic revenue increased 6.5% in the third quarter and we expect mid-to-high teens growth in the fourth quarter. Meanwhile, adjusted free cash flow totaled $47 million in the quarter, or $107 million year-to-date. We expect to reduce net leverage to approximately 2.6x by year-end, reflecting continued strong adjusted free cash flow.”

Logan continued, “Our business is benefiting from today’s reinvestment in the existing nuclear reactor fleet. Mirion has a presence in over 98% of commercial nuclear power plants globally and approximately 80% of our nuclear power-related revenue comes from reactors operating today. Meanwhile, we continue to capture additional opportunities from large-scale new builds and small modular reactors.”

2026 Guidance
Commenting on Mirion’s full year 2026 guidance, Logan said, “We are updating our guidance to reflect increased visibility to full year performance.”

Mirion revised 2026 total revenue growth, Organic Revenue growth, Adjusted EBITDA, Adjusted Free Cash Flow, and Adjusted EPS guidance for the fiscal year ending December 31, 2026.

•Revenue growth of approximately 24% – 25%; includes foreign exchange rate and acquisition-related impacts (previously 22.0% – 24.0%).
•Organic Revenue growth of approximately 7% – 8% (previously 5.0% – 7.0%).
•Adjusted EBITDA of approximately $285 million – $292 million; Adjusted EBITDA margin of approximately 24.7% – 25.2% (previously $285 million – $300 million and 25.0% - 26.0%, respectively).
•Adjusted Free Cash Flow of approximately $170 million – $185 million; Adjusted Free Cash Flow Conversion of approximately 60% – 63% of Adjusted EBITDA (previously $155 million - $175 million and 54% - 58%, respectively).
•Adjusted EPS of approximately $0.50 – $0.54 per share (previously $0.48 - $0.55 per share).

Additional modeling and guidance assumptions are included in the appendix of the earnings presentation on the Company’s investor relations page.

The Company’s guidance contains forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expense, merger and acquisition activity and purchase accounting adjustments, that have not yet occurred, are out of Mirion’s control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for Organic Revenue growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EPS, Adjusted Free Cash Flow and Adjusted Free Cash Flow conversion are not available without unreasonable effort.

Exhibit 99.1
News Release
Conference Call
Mirion will host a conference call tomorrow, October 28, 2026 at 10:00 a.m. ET to discuss its financial results. A live webcast and the subsequent replay will be available at https://mirion-3q-2026.open-exchange.net. An archived replay of the call and an accompanying presentation will also be available on the Investors section of the Mirion website at https://ir.mirion.com/.

Exhibit 99.1
News Release

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strive”, “seeks”, “would”, “will”, “understand” and similar words are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position and guidance, our backlog and order potential, our business strategy and plans, our objectives for future operations, macroeconomic trends, trends in cancer care, nuclear power and small modular reactor industries, foreign exchange, interest rate and inflation expectations and any future mergers, acquisitions, divestitures and strategic investments, including the completion and integration of previously completed transactions. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, economic, financial, political and legal conditions, including related to matters affecting Russia, the relationship between the United States and China, conflict, hostilities or geopolitical instability in the Middle East (including the U.S.-Israel-Iran conflict), tariffs, sanctions, export controls, trade restrictions or other trade and supply chain disruptions, and risks of slowing economic growth or economic recession in the United States and globally; developments in the government budgets (defense and non-defense) in the United States and other countries, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the government budget process, a U.S. government shutdown or the U.S. government’s failure to raise the debt ceiling; risks related to the public’s perception of nuclear radiation and nuclear technologies; risks related to the continued growth of our end markets and timing of customer capital spending, procurement timing and project schedules; our ability to win new customers and retain existing customers; our ability to realize sales expected from our backlog of orders and contracts; risks related to governmental contracts; our ability to mitigate risks associated with long-term fixed price contracts, including risks related to inflation; risks related to information technology system failures or other disruptions or cybersecurity, data security or other security threats, including risks related to the implementation and enhancement of information systems and emerging technologies such as artificial intelligence; our ability to manage our supply chain or difficulties with third-party manufacturers; risks related to competition; our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; our ability to realize the expected benefit from strategic transactions, such as acquisitions, divestitures, investments and partnerships, including any synergies, or internal restructuring and improvement efforts; our ability to issue debt, equity or equity-linked securities in the future; risks related to changes in tax law and ongoing tax audits; risks related to future legislation and regulation both in the United States and abroad; risks related to the costs or liabilities associated with product liability claims; risks related to the uncertainty of legal claims, litigation, arbitration and similar proceedings; our ability to attract, train and retain key members of our leadership team and other qualified personnel; risks related to the adequacy of our insurance coverage; risks related to the global scope of our operations, including operations in international and emerging markets; risks related to our exposure to fluctuations in foreign currency exchange rates, interest rates and inflation, including the impact on our debt service costs; our ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; our ability to predict our future operational results; and the effects of health epidemics, pandemics and similar outbreaks may have on our business, results of operations or financial condition. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the United States Securities and Exchange Commission (the “SEC”) from time to time, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
In addition to our results determined in accordance with GAAP, we believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release. Non-GAAP financial information is not a substitute for GAAP financial information and undue reliance should not be placed on such non-GAAP financial information. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined.

Exhibit 99.1
News Release

Channels for Disclosure of Information
Mirion intends to announce material information to the public through the Mirion Investor Relations website ir.mirion.com, SEC filings, press releases, public conference calls and public webcasts. Mirion uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information Mirion posts on social media could be deemed to be material information. As such, Mirion encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on Mirion’s investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which Mirion will announce information will be posted on the investor relations page on Mirion’s website.

About Mirion
Mirion (NYSE: MIR) is a global leader in radiation safety, science and medicine, empowering innovations that deliver vital protection while harnessing the transformative potential of ionizing radiation across a diversity of end markets. The Mirion Nuclear & Safety group provides proven radiation safety technologies that operate with precision – for essential work within R&D labs, critical nuclear facilities, and on the front lines. The Mirion Medical group solutions help enhance the delivery and ensure safety in healthcare, powering the fields of Nuclear Medicine, Radiation Therapy QA, Occupational Dosimetry, and Diagnostic Imaging. Headquartered in Atlanta (GA – USA), Mirion employs approximately 3,200 people and operates in 12 countries. Learn more at mirion.com.

For investor inquiries:
Eric Linn
ir@mirion.com

For media inquiries:
Erin Schesny
media@mirion.com

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions, except share data)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$408.7	$412.3
Accounts receivable, net of allowance for doubtful accounts	181.7	181.6
Costs in excess of billings on uncompleted contracts	97.6	93.8
Inventories	158.7	152.6
Prepaid expenses and other current assets	58.2	53.4
Total current assets	904.9	893.7
Property, plant, and equipment, net	156.7	154.9
Operating lease right-of-use assets	38.3	32.1
Goodwill	1,859.5	1,872.4
Intangible assets, net	516.1	606.3
Other assets	25.6	28.7
Total assets	$3,501.1	$3,588.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67.5	$57.4
Deferred contract revenue	121.8	112.3
Debt, current	—	1.6
Operating lease liabilities, current	7.5	7.7
Derivative liabilities, current	—	20.7
Accrued expenses and other current liabilities	103.0	116.4
Total current liabilities	299.8	316.1
Debt, non-current	444.0	443.1
Convertible debt	757.6	754.5
Operating lease liabilities, non-current	33.5	26.8
Deferred income taxes, non-current	59.3	70.0
Other liabilities	70.9	60.7
Total liabilities	1,665.1	1,671.2
Commitments and contingencies (Note 11)
Stockholders’ equity (deficit):
Class A common stock; $0.0001 par value, 500,000,000 shares authorized; 239,732,572 shares issued and outstanding at September 30, 2026; 244,662,792 shares issued and outstanding at December 31, 2025	—	—
Class B common stock; $0.0001 par value, 100,000,000 shares authorized; 5,759,555 shares issued and outstanding at September 30, 2026; 5,869,555 shares issued and outstanding at December 31, 2025	—	—
Treasury stock, at cost; 9,408,713 shares at September 30, 2026 and 3,492,619 shares December 31, 2025	(160.3)	(58.4)
Additional paid-in capital	2,511.4	2,490.1
Accumulated deficit	(501.0)	(512.7)
Accumulated other comprehensive loss	(64.2)	(52.6)
Mirion Technologies, Inc. stockholders’ equity	1,785.9	1,866.4
Noncontrolling interests	50.1	50.5
Total stockholders’ equity	1,836.0	1,916.9
Total liabilities and stockholders’ equity	$3,501.1	$3,588.1

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Revenues:
Product	$213.5	$166.1	$614.8	$478.2
Service	64.3	57.0	187.4	169.8
Total revenues	277.8	223.1	802.2	648.0
Cost of revenues:
Product	118.0	89.5	337.1	263.9
Service	28.3	29.1	81.4	81.0
Total cost of revenues	146.3	118.6	418.5	344.9
Gross profit	131.5	104.5	383.7	303.1
Operating expenses:
Selling, general and administrative	104.0	87.0	314.9	248.3
Research and development	10.3	10.1	30.0	28.8
Total operating expenses	114.3	97.1	344.9	277.1
Income from operations	17.2	7.4	38.8	26.0
Other expense (income):
Interest expense	8.4	8.9	25.2	33.2
Interest income	(2.7)	(2.2)	(8.7)	(6.1)
Loss on debt extinguishment	—	—	—	5.8
Foreign currency loss (gain), net	0.1	(0.6)	4.8	(16.9)
Other expense, net	0.5	0.1	0.5	0.4
Income before income taxes	10.9	1.2	17.0	9.6
Income tax expense (benefit)	3.1	(1.9)	4.5	(2.4)
Net income	7.8	3.1	12.5	12.0
Income attributable to noncontrolling interests	0.4	0.2	0.8	0.5
Net income attributable to Mirion Technologies, Inc.	$7.4	$2.9	$11.7	$11.5

Earnings per common share attributable to Mirion Technologies, Inc.:
Basic	$0.03	$0.01	$0.05	$0.05
Diluted	$0.03	$0.01	$0.04	$0.04
Weighted average common shares outstanding:
Basic	242.390	224.583	243.864	225.084
Diluted	272.889	255.662	274.543	256.249

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
OPERATING ACTIVITIES:
Net income	$12.5	$12.0
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	117.8	102.4
Stock-based compensation expense	18.3	11.2
Loss on debt extinguishment	—	5.8
Amortization of debt issuance costs	4.2	2.8
Provision for doubtful accounts	1.0	2.0
Inventory obsolescence write down	0.8	1.5
Change in deferred income taxes	(5.5)	(9.5)
Loss on disposal of property, plant, and equipment	0.2	0.1
Loss (gain) on foreign currency transactions	4.8	(16.9)
Amortization of inventory step-up from purchase accounting	1.3	—
Other	—	1.0
Changes in operating assets and liabilities:
Accounts receivable	(3.0)	31.4
Costs in excess of billings on uncompleted contracts	(4.9)	(14.2)
Inventories	(13.4)	(6.3)
Prepaid expenses and other current assets	(6.4)	(18.8)
Accounts payable	11.9	(10.9)
Accrued expenses and other current liabilities	(12.4)	(10.7)
Deferred contract revenue and liabilities	6.9	(6.7)
Other assets	6.2	(1.5)
Other liabilities	(3.7)	(4.4)
Net cash provided by operating activities	136.6	70.3
INVESTING ACTIVITIES:
Purchases of property, plant, and equipment and badges	(31.8)	(26.6)
Proceeds from net investment hedge derivative contracts	0.3	2.4
Proceeds from disposal of property, plant, and equipment and badges	—	0.3
Acquisitions of businesses, net of cash and cash equivalents acquired	(0.2)	(79.9)
Net cash used in investing activities	(31.7)	(103.8)
FINANCING ACTIVITIES:
Stock repurchased to satisfy tax withholding for vesting restricted stock units	(4.9)	(5.2)
Purchases of stock for treasury	(96.8)	(49.6)
Proceeds from issuance of convertible senior notes, net of bank costs	—	755.0
Third-party issuance costs	—	(0.9)
Purchases of capped calls related to convertible senior notes	—	(82.6)
Issuances of common stock	—	425.0
Common stock issuance costs	—	(14.9)
Term loan principal repayments	—	(244.6)
Financing costs	—	(3.1)
Proceeds from cash flow hedge derivative contracts	0.1	0.5
Other financing	(0.7)	(0.9)
Net cash (used in) provided by financing activities	(102.3)	778.7
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6.2)	12.8
Net (decrease) increase in cash, cash equivalents, and restricted cash	(3.6)	758.0
Cash, cash equivalents, and restricted cash at beginning of period	415.2	175.6
Cash, cash equivalents, and restricted cash at end of period	$411.6	$933.6

Exhibit 99.1
News Release

Share Count
239,732,572 shares of Class A common stock were outstanding as of September 30, 2026. This excludes (1) 5,759,555 shares of Class B common stock outstanding as of September 30, 2026, (2) 849,354 shares of Class A common stock underlying restricted stock units, 2,044,860 shares of Class A common stock underlying performance stock units, and 2,500,000 shares of Class A common stock underlying performance stock options; and (3) any other shares issuable from future equity awards under our 2021 Omnibus Incentive Plan, which had 43,253,366 shares reserved (subject to annual automatic increases) as of September 30, 2026. The 5,759,555 shares of Class B common stock are paired on a one-for-one basis with shares of Class B common stock of Mirion Intermediate Co., Inc. (the "paired interests"). Holders of the paired interests have the right to have their interests redeemed for, at the option of Mirion, shares of Class A common stock on a one-for-one basis or cash based on a trailing stock price average. All share data is as of September 30, 2026, unless otherwise noted.

Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Organic revenues is defined as Revenues excluding the impact of foreign exchange rates as well as mergers, acquisitions and divestitures in the period.
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, changes in the fair value of warrants, certain non-operating expenses (restructuring and costs to achieve operational synergies, merger, acquisition and divestiture expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Revenue.
Adjusted net income is defined as GAAP net income adjusted for foreign currency gains and losses, amortization of acquired intangible assets, changes in the fair value of warrants, certain non-operating expenses (restructuring and costs to achieve operational synergies, merger, acquisition and divestiture expenses and IT project implementation expenses), stock-based compensation expense (2025 and prior), debt extinguishment and income tax impacts of these adjustments.
Adjusted EPS is defined as adjusted net income divided by weighted average common shares outstanding — basic and diluted.
Adjusted Free Cash Flow is defined as free cash flow adjusted to include the impact of cash used to fund non-operating expenses. We believe that the inclusion of supplementary adjustments to free cash flow applied in presenting adjusted free cash flow is appropriate to provide additional information to investors about our cash flows that management utilizes on an ongoing basis to assess our ability to generate cash for use in acquisitions and other investing and financing activities.
Adjusted Free Cash Flow Conversion is defined as adjusted free cash flow divided by adjusted EBITDA.
Free cash flow is defined as U.S. GAAP net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment, purchases of badges and proceeds from derivative contracts.
Net leverage is defined as Net Debt (debt minus cash and cash equivalents) divided by Adjusted EBITDA plus contributions to Adjusted EBITDA if acquisitions made during the applicable period had been made before the start of the applicable period.

Operating Metrics
Order and orders growth are defined as the amount of revenue earned in a given period and estimated to be earned in future periods from contracts entered into in a given period as compared with such amount for a prior period. Foreign exchange rates are based on the applicable rates as reported for the time period.

Exhibit 99.1
News Release

The following tables present reconciliations of certain non-GAAP financial measures for the applicable periods.

Mirion Technologies, Inc.
Reconciliation of Adjusted EBITDA
(In millions)

	Three Months Ended
	September 30,
	2026	2025
Income from operations	$17.2	$7.4
Amortization	29.4	25.7
Depreciation	8.8	9.1
Stock-based compensation	7.1	4.4
Cost of revenues impact from inventory valuation purchase accounting	(0.3)	—
Non-operating expenses	3.1	5.4
Other expense	(0.5)	0.4
Adjusted EBITDA	$64.8	$52.4

Income from operations margin	6.2%	3.3%
Adjusted EBITDA margin	23.3%	23.5%
Mirion Technologies, Inc.
Reconciliation of Adjusted Earnings per Share
(In millions, except per share values)

	Three Months Ended
	September 30,
	2026	2025
Net income attributable to Mirion Technologies, Inc.	$7.4	$2.9
Income attributable to non-controlling interests	0.4	0.2
GAAP net income	$7.8	$3.1
Foreign currency loss (gain), net	0.1	(0.6)
Amortization of acquired intangibles	29.4	25.7
Stock-based compensation(1)	—	4.4
Cost of revenues impact from inventory valuation purchase accounting	(0.3)	—
Non-operating expenses	3.1	5.9
Tax impact of adjustments above	(8.4)	(7.1)
Adjusted net income	$31.7	$31.4

Weighted average common shares outstanding — basic	242.390	224.583
Dilutive potential common shares - stock-based awards	0.178	0.758
Dilutive potential common shares - convertible debt	30.321	30.321
Adjusted weighted average common shares — diluted	272.889	255.662

GAAP earnings per share	$0.03	$0.01
Adjusted earnings per share	$0.12	$0.12
(1) The calculation for adjusted net income has been adjusted for the current period to include stock-based compensation.